Exhibit 10.1

Execution Version
SUSPENSION OF RIGHTS AGREEMENT

To:    JPMorgan Chase Bank, N.A., as Administrative Agent From:    Michael Kors (USA), Inc., Capri Holdings Limited Date:    June 12, 2024

Ladies & Gentlemen
Reference is made to that certain Revolving Credit Agreement, dated as of July 1, 2022 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among Michael Kors (USA), Inc., Capri Holdings Limited (“Capri”), the Foreign Subsidiary Borrowers from time to time party thereto (each a “Borrower” and together, the “Borrowers”), the Guarantors from time to time party thereto, the lenders from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Agent”) and as Swingline Lender, the Issuing Banks from time to time party thereto, and the other agents, arrangers and bookrunners identified therein.

1We are writing to you in your capacity as Administrative Agent under the Credit Agreement. Unless otherwise defined in this letter, terms defined in the Credit Agreement have the same meaning when used in this letter. The term “CAD CDOR Loans” in this letter shall mean loans that are borrowed in Canadian Dollars that use the CDOR Rate as an interest rate and the term “CAD Loans” in this letter shall mean loans that are borrowed in Canadian Dollars.

2The Borrowers each acknowledge that Refinitiv Benchmark Services (UK) Limited, as administrator of the CDOR rate, has announced that it will cease publication of all tenors of CDOR after the publication on June 28, 2024 (the “2024 CDOR Cessation”).

3For good and valuable consideration, including delaying the incurrence of costs required to update the terms of the Credit Agreement in connection with the 2024 CDOR Cessation, and in lieu of amending or waiving any term of the Credit Agreement, each of the Borrowers agree with effect, as of the date hereof, to suspend its following rights under the Credit Agreement:

(a)each of the Borrowers agree that, notwithstanding anything to the contrary in the Loan Documents, (i) from and after the date hereof, CAD CDOR Loans shall not be available under the Credit Agreement and no Lender shall be obligated to participate in any Borrowing under the Credit Agreement of CAD CDOR Loans and (ii) any and all outstanding CAD CDOR Loans shall have been repaid or prepaid by the Borrowers on or before the date hereof (this clause (a), the “Suspension of Rights”); and

(b)each of the Borrowers agree that, if a notice or instruction is given under the Credit Agreement on or after the date hereof that selects CDOR as the interest rate for a CAD Loan, such notice or instruction shall be deemed to be ineffective as the interest rate of that Loan and agrees that only such amended notice or instruction will have effect under the Credit Agreement.

4[Reserved].

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5[Reserved].

6This letter is hereby designated as a Loan Document and we acknowledge that this letter will be posted to Syndtrak site established for Lenders for the Credit Agreement. We acknowledge and agree that each Lender under the Credit Agreement may rely on and shall be a third-party beneficiary of this letter.

7This letter may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

8This letter has been duly executed and delivered by each of the Borrowers and constitutes a legal, valid and binding obligation of each of the Borrowers, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

9The provisions of Sections 9.03, 9.06, 9.09, and 9.10, shall apply, mutatis mutandis, to this letter.

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Very truly yours,
MICHAEL KORS (USA), INC., as a Borrower By:
/s/ David Provenzano

Name: David Provenzano
Title: Treasurer

CAPRI HOLDINGS LIMITED, as a Borrower By:

/s/ David Provenzano
Name: David Provenzano
Title: Sr. Vice President, Tax and Risk Management and Treasurer

MICHAEL KORS (CANADA) HOLDINGS LTD., as MK Canada Holdings, as a Borrower By:

/s/ David Provenzano

Name: David Provenzano
Title: Treasurer

MICHAEL KORS (EUROPE) B.V., as MKE, as a Borrower By:

/s/ David Provenzano
Name: David Provenzano
Title: Director

MICHAEL KORS (SWITZERLAND) GMBH, as MK Switzerland, as a Borrower By:
/s/ David Provenzano

Name: David Provenzano
Title: Managing Officer

Agreed and accepted by:

JPMorgan Chase Bank, N.A., as Administrative Agent

/s/ James Kyle

Name: James Kyle
Title: Vice President